DEED OF WARRANTIES
between

Russell V. Nathan
as Warrantor


Total Research Acquisitions Limited

and

Total Research


relating to the proposed offer to acquire the whole issued and to be issued share capital of Romtec plc

                                    CONTENTS

1.       Interpretation......................................................1

2.       Warranties..........................................................3

3.       Provisions relating to this Deed....................................4

4.       Law and Jurisdiction................................................4

SCHEDULE 1: WARRANTIES.......................................................6

SCHEDULE 2: WARRANTOR'S PROTECTION..........................................12

THIS DEED is dated the 13th day of April 2000 and made
---------

BETWEEN:

(1) RUSSELL V. NATHAN, (the " Warrantor"), of Braywood Farm, Ascot Road, Hawthorn Hill, Maidenhead, Berkshire SL6 3SY;

(2) TOTAL RESEARCH ACQUISITIONS LIMITED, ("Acquisitions") a company incorporated in England and Wales with company number 3953021 with registered office at Watermans Park, 40-52 High Street, Brentford, Middlesex, TW8 0BB; and

(3) TOTAL RESEARCH CORPORATION, ("Total Research"), a corporation incorporated in accordance with the laws of the State of Delaware and having its principal place of business at 5 Independence Way, Princeton, New Jersey 08543, USA.


BACKGROUND:
----------

(A) Romtec plc (the "Company") is a public limited company incorporated in England and Wales under the Companies Acts 1948 to 1980 under number 1612174.

(B) The Warrantor is the beneficial and registered owner of 4,475,000 ordinary shares comprising approximately 85 per cent. of the issued share capital of the Company.

(C) In order to induce Acquisitions to make the Offer (defined below), the Warrantor has agreed to enter into this Deed and to make the Warranties (defined below) contained herein.

(D)      Acquisitions is a wholly owned subsidiary of Total Research.

THE PARTIES AGREE THAT:
----------------------

1.       INTERPRETATION
         --------------

1.1      DEFINITIONS

         In this Deed where the context admits:

         "Accounts" means (1) the audited consolidated balance sheet of the Company and the Subsidiary made up as at 31 January 1999 and the audited consolidated profit and loss account of the Company and the Subsidiary in respect of the financial year then ended, and (2) the audited consolidated balance sheet of the Company and the Subsidiary made up as at 31 January 2000 and the audited consolidated profit and loss account of the Company and the Subsidiary for the financial year then ended, (including, in each case, the notes thereto and the directors' report and auditors' report).

         "Completion Date" means the date upon which the Offer becomes or is declared unconditional in all respects.

         "Disclosure Letter" means a letter of even date from the Warrantor (or his solicitors) and addressed to Acquisitions.

         "Encumbrance" includes any interest or equity of any person (including any right to acquire, option or right of pre-emption); any mortgage, charge, pledge, lien, assignment, security interest, title retention or other security agreement or arrangement; and any rental, hire purchase, credit sale or other agreement for payment on deferred terms (other than operating leases on equipment used by the Company in the ordinary course of business).

         "Intellectual Property" means patents, trade marks, service marks, applications for any of the foregoing; trade or business names; copyright (including rights in computer software); know-how; lists of suppliers and customers and other confidential and proprietary knowledge and information; rights protecting goodwill and reputation; database rights and all rights and forms of protection of a similar nature to any of the foregoing or having equivalent effect anywhere in the world and all rights under licences and consents in respect of any of the rights and forms of protection mentioned in this definition.

         "Offer" means the offer proposed to be made by Acquisitions to acquire the entire issued and to be issued share capital of the Company on the terms and subject to the conditions set out in the Offer Document.

         "Offer Document" means the offer document in the form or substantially in the form agreed by the parties to this Deed and initialled for identification purposes containing, inter alia, the terms and conditions of the Offer.

         "Shares" means the ordinary shares of 1pence each in the capital of the Company.

         "Subsidiary" means Romtec-GfK Limited, a private limited company incorporated in England and Wales under the Companies Act 1985 with number 3406509.

         "Taxation" means all taxation, imposts and duties in the nature of tax and any payment which the Company may be required to make by reason of any law relating to the same and all penalties, charges, costs and/or interest relating to the same or any failure to comply with any law relating to the same.

         "Warranties" means  the warranties and undertakings set out in schedule
         1.

1.2      CONSTRUCTION OF CERTAIN REFERENCES

         In this Deed, where the context admits:

         (A)      references  to persons  being "connected"  shall be  construed
                  within  the  meaning  of  section  286  of  the  Taxation   of
                  Chargeable Gains Act 1992;

         (B) where any statement is to the effect that the Warrantor is not aware of any matter or circumstance, or is a statement qualified by the expression "so far as the Warrantor is aware" or "to the best of the Warrantor's knowledge and belief" or any similar expression, that statement shall be deemed to include an additional statement that it has been made after due and careful enquiry of the directors of the Company;

         (C) references to clauses and schedules are references to clauses of and schedules to this Deed, references to paragraphs are, unless otherwise stated, references to paragraphs of the schedule in which the reference appears and references to this Deed include the schedules;

         (D) "person" includes any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality; and

         (E) references in schedule 1 to the "Company" shall include the "Subsidiary" unless the context otherwise requires.

1.3      HEADINGS

         The headings and sub-headings are for convenience only and shall not affect construction or interpretation.

1.4      SCHEDULES

         Each of the schedules shall have effect as if set out herein.

2.       WARRANTIES
         ----------

2.1      GENERAL

         In consideration of Acquisitions agreeing to make the Offer and Total Research entering into a Second Amended and restated Credit Agreement with Summit Bank, the Warrantor warrants and undertakes to and for the benefit of Acquisitions and Total Research in the terms of the Warranties and acknowledges and accepts that Acquisitions will be making and implementing the Offer in reliance upon each of the Warranties.

2.2      SUBJECT TO DISCLOSURE

         The Warranties are given subject to matters fairly disclosed in this Deed or in the Disclosure Letter with sufficient details to identify the nature and scope of the matters disclosed.

2.3      WARRANTIES TO BE INDEPENDENT

         Each of the Warranties shall be separate and independent and, save as expressly provided, shall not be limited by reference to any other Warranty or anything in this Deed.

2.4      DAMAGES

         Without restricting the rights of Acquisitions and Total Research or the ability of Acquisitions and/or Total Research to claim damages on any other basis, to the extent not limited in this Deed, the Warrantor hereby indemnifies Acquisitions and Total Research against, and agrees to hold Acquisitions and Total Research harmless from, any and all damage, loss, liability and expense incurred or suffered by Acquisitions and/or Total Research arising out of any breach of warranty or undertaking made by the Warrantor to Acquisitions and/or Total Research made pursuant to paragraph 5 of schedule 1 ("Tax") provided that (for the purposes of such indemnity only) Acquisitions or Total Research is able to demonstrate that the Company has itself suffered loss, damage, liability and expense greater (or no less) than that claimed by Acquisitions or Total Research under the foregoing indemnity.

2.5      WAIVER OF CLAIMS

         The Warrantor undertakes to and for the benefit of Acquisitions and Total Research that he will not make or pursue any claim or action howsoever arising against the Company or (save in the event of their fraud or dishonesty) any of the current employees of the Company in respect of any loss or liability the Warrantor may incur pursuant to this Deed (or any other document referred to herein) or otherwise in connection with the Offer.

2.6      LIMITATION OF LIABILITY

         The liability of the Warrantor under or in respect of the Warranties shall be limited as set out in schedule 2.

2.7      WARRANTOR'S CONTINUING OBLIGATION

         The Warrantor undertakes with Acquisitions and Total Research that until the Completion Date he will use his reasonable endeavours to procure that the business of the Company is carried on in the usual and normal course and take all reasonable steps to preserve the goodwill of the business and encourage customers and suppliers to continue to deal with the same and shall do nothing which will or would be likely to injure such goodwill.

3.       PROVISIONS RELATING TO THIS DEED
         --------------------------------

3.1      SUCCESSORS

         This Deed shall be binding upon and endure for the benefit of the successors of the parties. The benefit of this Deed is not assignable by Acquisitions or Total Research.

3.2      WHOLE AGREEMENT AND VARIATIONS

         (A) This Deed, together with any documents referred to in it, constitutes the whole agreement between the parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements, and undertakings, whether in writing or oral, relating to such subject matter, except to the extent that the same are repeated in this Deed.

         (B) No variation of this Deed shall be effective unless made in writing and signed by both of the parties.

3.3      RIGHTS ETC CUMULATIVE AND OTHER MATTERS

         (A) The rights, powers, privileges and remedies provided in this Deed are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.

         (B) No failure to exercise nor any delay in exercising any right, power, privilege or remedy under this Deed shall in any way impair or affect the exercise thereof or operate as a waiver thereof in whole or in part.

3.4      COUNTERPARTS

         This Deed may be executed in any number of counterparts, which shall together constitute one Agreement. Each party may enter into this Deed by signing either such counterpart.

3.5      COSTS

         Each party shall bear its own costs arising out of or in connection with the preparation, negotiation and execution of this Deed.

4.       LAW AND JURISDICTION
         --------------------

4.1      ENGLISH LAW

         This Deed shall be governed by, and construed in accordance with, English law.

4.2      JURISDICTION

         In relation to any legal action or proceedings to enforce this Deed or arising out of or in connection with this Deed ("Proceedings") both of the parties irrevocably submits to the exclusive jurisdiction of the English courts and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum.

AS WITNESS the parties have executed this instrument as a deed on the date first before written.

                             SCHEDULE 1: WARRANTIES

1.       THE COMPANY AND THE WARRANTOR
         -----------------------------

1.1      LIABILITIES OWING TO OR BY THE WARRANTOR

         There is not outstanding any indebtedness or other liability (actual or contingent) owing by the Company to the Warrantor or to any person connected with him other than in respect of emoluments and in respect of the reimbursement of expenses, nor is there any indebtedness owing to the Company by any such person.

1.2      COMPETING INTERESTS

         Neither the Warrantor nor any person connected with him has any interest, direct or indirect, in any business other than that now carried on by the Company which is or in the Warrantor's reasonable opinion is likely to be or become competitive with the business or any proposed business of the Company.

2.       THE COMPANY AND ITS INVESTMENTS
         -------------------------------

2.1      SUBSIDIARIES AND OTHER INVESTMENTS

         The Company:-

         (A) is not the holder or beneficial owner of, and has not agreed to acquire, any share or other capital of any other company or corporation (whether incorporated in the United Kingdom or elsewhere) other than the Subsidiary;

         (B) has no branch, agency or place of business outside England and no permanent establishment (as that expression is defined in the relevant double taxation relief orders current at the date of this Deed) outside the United Kingdom.

3.       THE COMPANY AND THE LAW
         -----------------------

3.1      COMPLIANCE WITH LAWS

         The Company has conducted its business in all material respects in accordance with all applicable laws and regulations of the United Kingdom and each other jurisdiction in which it conducts any business and there is no order, decree or judgement of any court or any governmental or supranational authority or other competent authority or agency of the United Kingdom or any foreign country outstanding against the Company or any person for whose acts the Company is vicariously liable which may have a material adverse effect upon the assets or business of the Company.

3.2      LICENCES ETC

         All licences, consents, permits, approvals and authorisations (public and private) necessary for utilising any of the assets of (other than Intellectual Property used by) the Company, or for carrying on effectively any aspect of the Company's business in the places and in the manner in which such business is now carried on have been obtained by the Company and all such licences, consents, permits approvals and authorisations are in full force and effect.

3.3      LITIGATION

         Neither the Company nor any of its officers or agents nor any of its employees is engaged in any litigation or arbitration, administrative or criminal proceedings (save for debt collection in the ordinary course of business), or any investigation or enquiry by any authority of the United Kingdom or any other jurisdiction which adversely affects or is likely to have an adverse effect on the Company's business and/or the ability of the Company or any purchaser to carry on the Company's business in the same manner and to the same extent as previously carried on, nor so far as the Warrantor is aware are any such proceedings, investigations or enquiries pending or anticipated.

3.4      OTHER

         The Company has complied in all respects with the requirements of the rules of the Alternative Investment Market of the London Stock Exchange Limited.

4.       THE COMPANY'S ACCOUNTS AND RECORDS
         ----------------------------------

4.1      BOOKS AND RECORDS

         All accounts, books, ledgers, financial and other records of whatsoever kind of the Company have been properly maintained in accordance with all applicable legal requirements.

4.2      ACCOUNTS

         The Accounts:

         (A) were prepared in accordance with the requirements of all relevant statutes and accounting practices generally accepted in the United Kingdom at the time they were prepared and/or audited (including all applicable Statements of Standard Accounting Practice and Financial Reporting Standards);

         (B) show a true and fair view of the assets and liabilities of the Company as at, and the profits of the Company for the accounting reference period ended on, the date to which they were made up; and

         (C) apply bases and policies of accounting which have been consistently applied in the audited financial statements of the Company for the three accounting reference periods ending on 31 January 2000.

4.3      PROFITS

         The profits of the Company for the two years ended on the 31 January 2000 as shown by the Accounts have not (save as properly disclosed in the Accounts) been affected by any extraordinary or exceptional items within the meaning of FRS 3 or transactions entered into otherwise than on normal commercial terms or by any other factors known to the Warrantor (but not Total Research) rendering such profits for both or either of those periods exceptionally high or low.

4.4      PROVISION FOR LIABILITIES

         Proper provision or reserve has been made in the Accounts for all actual liabilities of the Company outstanding at the date(s) to which such accounts are made up and proper provision (or note) in accordance with and to the extent required by generally accepted accounting principles in the United Kingdom at the time they were audited has been made therein for all other liabilities of the Company then outstanding whether contingent, quantified, disputed or not.

5.       TAX
         ---

         (A) The Accounts make proper provision or reserve for all Taxation liable to be assessed on the Company or for which it is accountable in respect of income, profits or gains earned, accrued or received on or before such date and for all deferred Taxation calculated in accordance with generally accepted accounting principles.

         (B) Since 31 January 2000 the Company has not incurred any liability for Taxation arising as a result of any transaction entered into by the Company outside the ordinary course of business.

6.       THE COMPANY'S BUSINESS
         ----------------------

6.1      BUSINESS SINCE 31 JANUARY 2000

         Since 31 January 2000:

         (A) the Company has carried on its business in the ordinary and usual course so as to maintain it as a going concern and without any interruption or alteration in the nature, scope or manner of its business;

         (B) there has been no material deterioration in the financial position, turnover, and so far as the Warrantor is aware, in the prospects of the Company when compared to the same period in 1999;

         (C) there has been no significant event or occurrence known to the Warrantor and not known to Total Research which has had or may following the Completion Date have a material adverse effect on the Company's business or, so far as the Warrantor is aware, on its value, profitability or prospects; and

         (D) no share or loan capital has been issued or agreed to be issued by the Company.

6.2      COMMISSION

         No one is entitled to receive from the Company any finder's fee, brokerage, or other commission in connection with the Offer.

6.3      CONSEQUENCE OF THE OFFER

         So far as the Warrantor is aware, the event of the Offer becoming or being declared unconditional will not:

         (A) cause the Company to lose the benefit of any licence, consent, permit, approval or authorisation (public or private) or any right or privilege it presently enjoys or relieve any person of any obligation to the Company or enable any person to determine any such obligation or any contractual right or benefit now enjoyed by the Company or to exercise any right whether under an agreement with the Company or otherwise;

         (B) result in any present or future indebtedness of the Company becoming due or capable of being declared due and payable prior to its stated maturity;

         (C) give rise to or cause to become exercisable any right of pre-emption;

         and, to the best of the knowledge and belief of the Warrantor, the Company's relationships with clients, customers, suppliers and employees will not be adversely affected thereby and the Warrantor is not aware that any person who now has business dealings with the Company would or might cease to do so from and after the acquisition of the Shares by a person previously unconnected to the Company.

6.4      DISTRIBUTIONS AND PAYMENTS

         Since 31 January 2000 no dividend or other distribution has been or will prior to the Completion Date be made, paid or declared on the Shares save for the interim dividend of 2p (net) per share to be announced in the preliminary announcement of the Company's results for the year ended 31 January 2000.

7.       THE COMPANY'S ASSETS
         --------------------

7.1      ASSETS

         Except for current assets disposed of by the Company in the ordinary course of its business and save for retention of title claims, hire purchase, conditional sale or leased assets, the Company is the owner legally and beneficially of and has good marketable title to all assets included in the Accounts and (save as aforesaid) no Encumbrance is outstanding over any part of the Company's assets.

7.2      DEBTS

         Save to the extent of the provision or reserve therefor contained or reflected in the Accounts, any debts owed to the Company and recorded in the Company's books and records as at 31 January 2000 are good and collectable in the ordinary course of business.

7.3      FIXED ASSETS

         All  fixed  assets  of  the  Company  including,   without  limitation,
         vehicles, computer equipment and other equipment used in, or in connection with, the business of the Company:

         (A) are in reasonable repair and condition (taking into account their age and level of use), are in satisfactory working order and have been regularly and properly serviced and maintained and none is in need of renewal or replacement; and

         (B) are properly insured for their full replacement value against such risks as are normally insured against by Companies carrying on a similar business.

7.4      BANK BALANCE

         On the Completion Date the balance then standing to the credit of the Company's bank account at Barclays Bank plc (taking into account all cheques or other instruments drawn against such accounts and then outstanding and unpresented and after making provision for the payment of the interim dividend and bonuses to executives in respect of the financial year ended 31 January 2000, to the extent not then paid) will be not less than (pound)625,000 and since 31 January 2000 and until the Completion Date no payments from such accounts have been or will be paid otherwise than in the ordinary and usual course of business and all creditors in such period will be paid in accordance with the Company's practice prior to the date of this Deed.

7.5      INTELLECTUAL PROPERTY RIGHTS

         (A) No person has been authorised to make any use whatsoever of any Intellectual Property owned by the Company in circumstances where that authorisation cannot be revoked without compensation on reasonable written notice.

         (B) So far as the Warrantor is aware, the Company does not and has not infringed any Intellectual Property or any right of any other person relating to Intellectual Property.

8.       PREMISES
         --------

8.1      TITLE TO PREMISES

         (A) Except for the lease of Unit 4, off Norden Road, Maidenhead, Berkshire (the "Premises") made between Seiko UK Limited and Romtec plc dated 14 September 1995 the Company has no other interest or liabilities relating to land.

         (B) The Premises are held free from any Encumbrance.

8.2      MATTERS AFFECTING PREMISES

         All  necessary   permissions   and  approvals  for  the  extension  and
         alteration of the Premises by the Company have been obtained and complied with, and none of those permissions, consents and approvals has been given on a temporary or personal basis nor does it require the removal at any time of the works so authorised.

9.       THE COMPANY'S CONTRACTS
         -----------------------

9.1      RELATED PARTY CONTRACTS

         Save for his  service  agreement,  neither  the  Warrantor  nor  anyone connected  with  him has in the  last  two  years  been a party  to any
         contract   or   contractual   arrangement   with  the  Company  of  any
         description.

9.2      RESTRICTIONS

         No contract, agreement, transaction, obligation, commitment, understanding, arrangement or liability entered into by the Company and now outstanding or unperformed involves any express restrictions on the Company's freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit.

9.3      DEFAULTS

         So far as the Warrantor is aware the Company has not received any notice or claim that it is in material default of or under any contract to which it is a party or seeking to repudiate, cancel, rescind or terminate any such contract and so far as the Warrantor is aware no other party to any such contract is in material default of or under it which, in any such case, would be material in the context of the financial or trading position of the Company nor, so far as the Warrantor is aware, are there any circumstances likely to give rise to any such event.

9.4      OPTIONS AND GUARANTEES

         The Company is not a party to any option or pre-emption right, and it does not have any obligation to pay, provide funds or take action in the event of default in the payment of any indebtedness of any other person or in the performance of any obligation of any other person.

9.5      ROMTEC - GFK

         Save for the Shareholders Agreement dated 20 November 1997 between (1) the Company, (2) GFK Marketing Services Limited and (3) Romtec-GfK Limited, the Company has not entered into with GfK Marketing Services Limited, Romtec-GfK Limited or any of their respective affiliates any material contract, agreement, arrangement, obligation, commitment, understanding or liability relating to or in connection with Romtec - GfK Limited, which remains subsisting or unperformed.

10.      ACCURACY OF MATTERS DISCLOSED
         -----------------------------

10.1 The bundle of documents in agreed form and initialled by or on behalf of the parties for identification (the "Bundle") contains true and complete copies of the documents referred to in the index to the Bundle as items 1-6 in the form they were provided to Total Research, and such items 1-6 are true and accurate in all material respects.

10.2 All factual information concerning the insurance and employees of the Company provided to Total Research and set out at items 7 and 8 of the Bundle is complete and correct as at the date of this Deed.

10.3 All expressions of opinion, forecasts or expectation disclosed or contained in the Fiscal Year 2001 Operating Plan as set out at item 9 of the Bundle are, in the opinion of the Warantor, fairly based and made on reasonable assumptions which are honestly held by the Warrantor

11.      OFFER DOCUMENTS
         ---------------

         To the best of the knowledge, information and belief of the Warrantor, the information relating to the Company and the Subsidiary and the directors of the Company set out in the Offer Document and the Press Announcement relating to the Offer is true and accurate in all respects and there are no facts or circumstances the omission of which would render any such information misleading.

                             SCHEDULE 2: WARRANTOR'S PROTECTION

1.       DEFINITIONS
         -----------

         In this schedule, "Relevant Claim" means any claim under this Deed for breach of the Warranties, and "Total Research's Group" means Total Research and its subsidiaries from time to time.

2.       NO LIABILITY UNLESS OFFER UNCONDITIONAL IN ALL RESPECTS
         -------------------------------------------------------

         The Warrantor shall not be under any liability under or in this Deed unless and until the Offer becomes unconditional in all respects and in the event that the Offer shall lapse this Deed shall cease to have any force or effect.

3.       TOTAL RESEARCH'S UNDERTAKING
         ----------------------------

         Total Research and Acquisitions acknowledge that in entering into this Deed they have relied only on the Warranties and that (in the absence of fraud or dishonesty) they will not have any right or remedy arising out of any representation, warranty, agreement or statement not set out in this Deed.

4.       EXCLUSION OF RELEVANT CLAIMS
         ----------------------------

         The Warrantor shall have no liability in respect of any Relevant Claim to the extent arising from any matter, act, omission or circumstance:

4.1 fairly disclosed in the Disclosure Letter or in the documents annexed to it in accordance with Clause 2.2 of this Deed; or

4.2 which would not have occurred but for any act, omission or transaction after the Completion Date by or with the consent of Total Research and/or Acquisitions which is outside the ordinary course of business which Total Research and/or Acquisitions knows or ought reasonably to know would give rise to a Relevant Claim.

5.       TOTAL RESEARCH'S AND ACQUISITIONS' RIGHTS AND MITIGATION OF LIABILITY
         ---------------------------------------------------------------------

5.1 Subject to Total Research's and Acquisitions' rights to claim damages under the indemnity pursuant to Clause 2.4 of this Deed, Total Research's and Acquisitions' rights and remedies in respect of any Relevant Claim shall be limited to damages for breach of contract. Neither Total Research nor Acquisitions shall be entitled to recover damages in tort or misrepresentation.

5.2 Nothing in this Deed shall operate to reduce Total Research's or Acquisitions common law duty to mitigate any loss giving rise to any Relevant Claim and Total Research and Acquisitions shall be under a duty so to mitigate.

6.       FINANCIAL LIMITS
         ----------------

6.1      AGGREGATE LIMIT

         The aggregate liability of the Warrantor under this Deed shall (in the absence of fraud or dishonesty) be limited to (pound)1.8 million and shall be limited to 85% of such Relevant Claim.

6.2      THRESHOLDS

         The Warrantor shall have no liability in respect of a Relevant Claim unless:

         (A)      the liability  agreed or determined in respect of the Relevant
                  Claim   (excluding   related   interest  and  costs)   exceeds
                  (pound)1,000; and

         (B) the aggregate liability agreed or determined (excluding related interest and costs) in respect of all Relevant Claims qualifying under (A) exceeds (pound)150,000 in which case the Warrantor shall be liable for the whole of the liability and not just the excess.

7.       TIME LIMITS
         -----------

         The Warrantor shall (subject to paragraph 10 below) have no liability in respect of any Relevant Claim unless Total Research or Acquisitions shall have given notice in writing to the Warrantor of such claim specifying (in reasonable detail) the matter which gives rise to the Relevant Claim, the nature of the Relevant Claim and the amount claimed in respect thereof not later than:

         (A) in the case of a Relevant Claim under or in connection with any of the Warranties contained in schedule 1 (other than as specified in (B) below) not later than 1 September 2001; and

         (B) in the case of a Relevant Claim relating to Taxation in respect of any financial year in relation to which the Company's tax computations have not been agreed with the relevant tax authorities, the date which is 7 years after the date of this Deed.

8.       RELEVANCE OF LIMITATIONS IN CIRCUMSTANCES OF FRAUD ETC
         ------------------------------------------------------

         The provisions of paragraphs 6 and 7 shall not apply in respect of a Relevant Claim if it is (or the delay in the discovery of which is) the consequence of the fraud or dishonesty of the Warrantor.

9.       ISSUE OF LEGAL PROCEEDINGS
         --------------------------

         A Relevant Claim in respect of which notice is given in accordance with paragraph 7 shall, if it has not previously been satisfied, settled or withdrawn, be deemed to have been withdrawn and be barred and unenforceable unless legal proceedings have been issued and served on the Warrantor in respect of such Relevant Claim within 12 months after the date of such notice or, where the Relevant Claim is based on a contingent liability, within 12 months after such liability ceases to be contingent.

10.      CONTINGENT LIABILITIES
         ----------------------

         The Warrantor shall have no liability in respect of any Relevant Claim which is based upon a liability which is contingent only unless and until such contingent liability becomes an actual liability and is due and payable, but the time limits in paragraph 7 shall in that event be extended accordingly to six months after the date on which such liability becomes actual.

11.      THE ACCOUNTS
         ------------

         The Warrantor shall have no liability in respect of any Relevant Claim to the extent that:

         (A) the Accounts make provision or reserve for the matter giving rise to the Relevant Claim; or

         (B) any amount is received by the Company prior to settlement or determination of a Relevant Claim in relation to which an amount relating to the subject matter of such Relevant Claim is shown as written off as irrecoverable in the Accounts; or

         (C) a provision or reserve in the Accounts in respect of Taxation or any other liability which is the subject matter of the Relevant Claim proves to be excessive or unutilised.

12.      GENERAL EXCLUSIONS
         ------------------

         The Warrantor shall have no liability in respect of any Relevant Claim to the extent arising from:

         (A) the passing of, or change in, after the date of this Deed, any law, regulation or rule of any government, governmental department, agency or regulatory body (including any stock exchange) or any judgment delivered after the date of this Deed or any increase in the rates of Taxation or any imposition of Taxation not in effect at the date of this Deed or any withdrawal after the date of this Deed of any practice or extra-statutory concession previously published by the Inland Revenue or other taxing authority (whether or not purporting to be retrospective in whole or in part);

         (B) a change after the date of this Deed in the methods which have been used by the Company in valuing stock in trade and work in progress or any other change in accounting policy or practice or any change to the length of any accounting period of the Company;

         (C) the failure or omission by the Company or Total Research or Acquisitions or any member of Total Research's Group to make any claim, election, surrender or disclaimer or give any notice or consent or do any other thing under the provisions of any enactment or regulation relating to Taxation after the Completion Date, and the making, giving or doing of which was taken into account in computing the Taxation in the Accounts;

         (D) any claim, election, surrender or disclaimer made or notice or consent given or any other thing done after the date of this Deed by the Company or Total Research or Acquisitions or any other member of Total Research's Group or their agents under the provisions of any enactment or regulation relating to Taxation; or

         (E) the winding-up of the Company or any winding-up or cessation after the Completion Date of any trade or business carried on by the Company.

13.      INSURANCE
         ---------

         The Warrantor shall have no liability in respect of any Relevant Claim to the extent that the loss in respect of which the Relevant Claim is made is insured under a policy of insurance in favour of the Company or Total Research or Acquisitions or any member of Total Research's Group and to the extent there is actual recovery thereunder less (1) the costs of recovery and (2) the amount of any increase in premium upon renewal of such policy resulting from the recovery under such policy.

14.      CLAIMS AGAINST THIRD PARTIES
         ----------------------------

         If the Warrantor has paid to Total Research or Acquisitions any amount in respect of a Relevant Claim and the Company or Total Research or Acquisitions or any member of Total Research's Group subsequently receives or recovers from a third party (including an insurer) a sum which is referable to such Relevant Claim, Total Research or Acquisitions as appropriate shall forthwith repay to the Warrantor the amount so received or recovered up to the amount which has been paid by the Warrantor in respect of such Relevant Claim less the costs of recovery.

15.      WAIVER OF SET OFF
         -----------------

         Total Research and Acquisitions waive any rights of set off, withholding, deduction or abatement against any element of the consideration payable or to become payable, whether in cash or under loan notes to the Warrantor pursuant to the Offer.

16.      REDUCTION IN PURCHASE PRICE
         ---------------------------

         Any amount recovered by Total Research and/or Acquisitions from the Warrantor pursuant to a Relevant Claim shall be treated as a reduction in the purchase price received by the Warrantor under the Offer.

17.      CONDUCT OF CLAIMS
         -----------------

17.1 If the Company Total Research, Acquisitions, or any member of Total Research's Group becomes aware of a matter which could reasonably be expected to give rise to a Relevant Claim, Total Research or
         Acquisitions as appropriate shall give notice in writing of that fact as soon as reasonably practicable to the Warrantor.

17.2 If the Company or Total Research or Acquisitions or any member of Total Research's Group receives notice of a claim by a third party ("Third Party Claim") against the Company or Total Research or Acquisitions or any member of Total Research's Group which might constitute or give rise to a liability pursuant to this Deed, the Warrantor and Total Research shall consult with each other regarding the conduct of the Third Party Claim and Total Research shall and shall procure that the relevant member of Total Research's Group shall take such lawful and reasonable action as the Warrantor shall reasonably require to avoid, dispute, resist, appeal, compromise, settle, contest or raise a counter-claim in relation to the Third Party Claim.

17.3 The Warrantor shall indemnify Total Research and Acquisitions against and in respect of all reasonable costs, charges, expenses, liabilities and damages for which Total Research or Acquisitions or the relevant member of Total Research's Group becomes liable in respect of any action which is required to be taken by Total Research, or Acquisitions, or any member of Total Research's Group under paragraph 17.2.

17.4 Total Research and Acquisitions shall keep the Warrantor informed of the progress and the defence of any Third Party Claim and shall consult with the Warrantor as appropriate.

17.5 Where Total Research and/or Acquisitions has made a Relevant Claim, Total Research and/or Acquisitions as appropriate shall use all reasonable endeavours (subject to the Warrantor indemnifying Total Research and/or Acquisitions for the reasonable costs and expenses incurred by it in so doing) to recover any amounts due from any third party (including an insurer).

17.5 In relation to any Relevant Claim, and without prejudice to the validity of the Relevant Claim, Total Research and/or Acquisitions shall allow and shall procure that any relevant member of Total
         Research's Group shall allow the Warrantor and his professional advisers to investigate the matter or circumstance alleged to give rise to the Claim and Total Research and/or Acquisitions shall give and shall procure that any relevant member of Total Research's Group shall give such assistance as the Warrantor or its professional advisers may reasonably request, including upon reasonable notice and in normal business hours access to and copies of any documents or other information in possession of Total Research and/or Acquisitions or any relevant member of Total Research's Group (subject to giving such confidentiality undertakings as Total Research may reasonably require).

18.      NO DUPLICATION OF RECOVERY
         --------------------------

         Neither Total  Research nor  Acquisitions  shall be entitled under this
         Deed  to  recover  damages  or  otherwise   obtain   reimbursement   or
         restitution more than once in respect of the same loss.

Executed as a DEED by Russell V. Nathan)          /s/Russell V. Nathan

in the presence of:                               /s/Barry Maytum

Name of Witness:                                  Barry Maytum

Address:                                          34 Bridge Street
                                                  Reading


Occupation:                                       Solicitor






Executed as a DEED by                             )/s/Albert Angrisani
duly authorised for and on                        )
behalf of Total Research Acquisitions Limited     )

in the presence of:                               /s/Eric Zissman

Name of Witness:                                  Eric Zissman

Address:                                          5 Independence Way
                                                  Princeton, NJ 08540


Occupation:                                       Corporate Development Officer



Executed as a DEED by                             )/s/Albert Angrisani
duly authorised for and on                        )
behalf of Total Research Corporation              )

in the presence of:                               /s/Eric Zissman

Name of Witness:                                  Eric Zissman

Address:                                          5 Independence Way
                                                  Princeton, NJ 08540


Occupation:                                       Corporate Development Officer

                               INDEX OF DOCUMENTS
                               ------------------


The following documents are the documents contained in the bundle described in Warranty 10 of the Deed of Warranties.

1.       Romtec Memorandum of Association and New Articles of Association
2.       Service agreements of directors
3.       Romtec Executive Share Option Scheme
4.       Romtec Staff handbook
5.       Shareholders Agreement Articles of Association of Romtec-Gfk Limited
6.       Board minutes of Romtec
7.       Details of insurance cover and insurance policy renewal details
8. Listing of employees and their respective compensation schemes (Excel spreadsheet)
9. Fiscal Year 2001 Operating Plan Excel sheets showing revenue and profit expectations by business group